Calculation of Filing Fee Tables
F-1
LIBERTY DEFENSE HOLDINGS, LTD.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value	457(o)			$ 2,875,003.00	0.0001381	$ 397.04
Fees to be Paid	2	Other	Pre-Funded Warrants to purchase Common Shares	Other				0.0001381	$ 0.00
Fees to be Paid	3	Other	Common Shares underlying Pre-Funded Warrants	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,875,003.00		$ 397.04
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 397.04
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (2) Liberty Defense Holdings, Ltd. (the "Registrant") previously registered securities with a proposed maximum aggregate offering price not to exceed $20,125,000 on a Registration Statement on Form F-1 (File No. 333-293217), which was declared effective by the U.S. Securities and Exchange Commission on March 31, 2026. In accordance with Rule 462(b) promulgated under the Securities Act, the Registrant hereby registers an additional amount of securities having a proposed maximum aggregate offering price of $2,875,003, which includes the additional common shares, no par value per share (the "Common Shares"), that the underwriters have the option to purchase to cover over-allotments. (3) Pursuant to Rule 416 under the Securities Act, the securities registered hereby include an indeterminate number of additional securities as may become issuable by reason of share splits, share dividends, recapitalizations or similar transactions from time to time.

[2]	The proposed maximum aggregate offering price of the Common Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Shares and pre-funded warrants (including the Common Shares issuable upon exercise of the pre-funded warrants), if any, is $2,875,003.

[3]	The proposed maximum aggregate offering price of the Common Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Shares and pre-funded warrants (including the Common Shares issuable upon exercise of the pre-funded warrants), if any, is $2,875,003.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date